EXHIBIT 24


                               POWER OF ATTORNEY

         American Express Company, a New York corporation (the "Company"), and each of the undersigned officers and directors of the Company, hereby constitute and appoint Gary L. Crittenden, Louise M. Parent and Stephen P. Norman, jointly and severally, with full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities, to sign, execute and affix their respective seals thereto and file any of the documents referred to below relating to the proposed registration of up to 65,000,000 Common Shares, par value $.20 per share, that may be issued pursuant to the American Express Company 1998 Incentive Compensation Plan, as amended on April 22, 2002: a registration statement under the Securities Act of 1933, as amended, including any amendments thereto on behalf of the Company, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in counterparts.

         IN WITNESS WHEREOF, American Express Company has caused this Power of Attorney to be executed in its name by its Executive Vice President and Chief Financial Officer and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hand as of the 22nd day of May, 2002.

                                                AMERICAN EXPRESS COMPANY

                                                By /s/ Gary L. Crittenden
                                                   Gary L. Crittenden
                                                   Executive Vice President and
                                                   Chief Financial Officer

[CORPORATE SEAL]

Attest



By /s/ Stephen P. Norman
Stephen P. Norman
Secretary

By /s/ Kenneth I. Chenault                          By /s/ William G. Bowen
Kenneth I. Chenault                                 William G. Bowen
Chairman, Chief Executive                           Director
     Officer and Director



By /s/ Gary L. Crittenden                           By /s/ Peter R. Dolan
Gary L. Crittenden                                  Peter R. Dolan
Executive Vice President and                        Director
     Chief Financial Officer



By /s/ Tom A. Iseghohi                              By
Tom A. Iseghohi                                     F. Ross Johnson
Senior Vice President and                           Director
      Comptroller



By /s/ Daniel F. Akerson                            By /s/ Vernon E. Jordan, Jr.
Daniel F. Akerson                                   Vernon E. Jordan, Jr.
Director                                            Director




By /s/ Edwin L. Artzt                               By /s/ Jan Leschly
Edwin L. Artzt                                      Jan Leschly
Director                                            Director



By /s/ Charlene Barshefsky                          By /s/ Richard A. McGinn
Charlene Barshefsky                                 Richard A. McGinn
Director                                            Director



                                                    By /s/ Frank P. Popoff
                                                    Frank P. Popoff
                                                    Director